Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

Cyxtera Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock	457(o)	(1)(2)	(1)(2)	(1)(2)	—	—

Fees to Be Paid	Equity	Preferred stock	457(o)	(1)(2)	(1)(2)	(1)(2)	—	—

Fees to Be Paid	Debt	Debt Securities	457(o)	(1)	(1)	(1)	—	—

Fees to Be Paid	Other	Warrants	457(o)	(1)	(1)	(1)	—	—

Fees to Be Paid	Other	Units	457(o)	(1)	(1)	(1)	—	—

Fees to Be Paid	Unallocated (Universal) Shelf			$300,000,000(3)		$300,000,000(3)	0.0000927	$27,810.00

Carry Forward Securities

Carry Forward Securities	Equity	Class A common stock (4)	415(a)(6)	122,763,898(5)	$8.59	$1,054,541,883.82(6)		—	S-1	333-258948	September 7, 2021	$97,756.03

Carry Forward Securities	Equity	Class A common stock (4)	415(a)(6)	7,500,000(5)	$11.33	$84,975,000.00(7)		—	S-1	333-263873	April 4, 2022	$7,877.18

	Total Offering Amounts					$300,000,000	0.0000927	$27,810.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$27,810.00

(1)

There are being registered hereunder an unspecified number or aggregate principal amount (as applicable) of the registrant’s Class A common stock, preferred stock, debt securities, warrants and units as may from time to time be offered at unspecified prices, with the maximum aggregate offering price of such securities not to exceed the amount described in footnote (3) below. In addition, an unspecified number of additional shares of Class A common stock is being registered as may be issued from time to time upon conversion of any securities that are convertible into shares of Class A common stock or pursuant to any anti-dilution adjustments with respect to any such convertible securities.

(2)	Includes rights to acquire Class A common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(3)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Class A common stock that are issued upon conversion of debt securities, or preferred stock or upon exercise of Class A common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $300,000,000.

(4)

Consists of shares of Class A common stock to be offered and sold by the selling securityholders (the “Carry-Forward Securities”) previously registered under the registrant’s (i) Registration Statement on Form S-1 (File Nos. 333-258948), initially filed with the Securities and Exchange Commission on August 19, 2021, and declared effective on September 7, 2021 (as amended, the “August S-1”) and (ii) Registration Statement on Form S-1 (File No. 333-263873), initially filed with the Securities and Exchange Commission on March 25, 2022, and declared effective on April 4, 2022 (the “March S-1” and, together with the August S-1, the “Prior Registration Statements”), of which 130,263,898 shares remain unsold as of the date of this registration statement. Pursuant to Rule 415(a)(6), the registration fees relating to the Carry-Forward Securities under the Prior Registration Statements will continue to be applied to such securities hereunder. To the extent that, after the date hereof and prior to the effectiveness of this registration statement, any Carry-Forward Securities are sold pursuant to the Prior Registration Statements, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carry-Forward Securities from the Prior Registration Statement to be included on this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Carry-Forward Securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

(5)

Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional shares of Class A common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Unit for the Carry-Forward Securities related to the August S-1 is based on the average of the high and low prices reported for the registrant’s Class A common stock on August 18, 2021, as specified in the fee table of the August S-1.

(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Unit for the Carry-Forward Securities related to the August S-1 is based on the average of the high and low prices reported for the registrant’s Class A common stock on March 21, 2022, as specified in the fee table of the March S-1.